EXHIBIT 99

           ConocoPhillips Third-Quarter 2007 Interim Update

    HOUSTON--(BUSINESS WIRE)--Oct. 3, 2007--This update is intended to give an overview of market and operating conditions experienced by ConocoPhillips (NYSE:COP) during the third quarter of 2007. The market indicators and company estimates may differ considerably from the company's actual results scheduled to be reported on October 24, 2007.

Highlights - Third-Quarter 2007 vs. Second-Quarter 2007

-- Exploration and Production
    -- Higher crude oil prices.
    -- Lower U.S. natural gas prices.
    -- Lower worldwide production, as previously communicated.
-- Refining and Marketing
    -- Significantly lower worldwide refining margins.
    -- Worldwide refining capacity utilization rate similar to the second quarter.
-- Midstream, Chemicals and LUKOIL Investment
    -- Midstream results expected to be similar to the previous quarter.
    -- Chemicals results anticipated to be higher than the previous quarter.
    -- LUKOIL Investment results negatively impacted due to alignment of ConocoPhillips' second-quarter estimate to LUKOIL's actual earnings.
-- Corporate and Other
    -- Corporate expenses anticipated to be higher than the previous quarter.
    -- Debt balance of approximately $21.9 billion.
    -- Third-quarter net benefit associated with asset disposition program.

    Exploration and Production (E&P)

    The table below provides market price indicators for crude oil and natural gas. The company's actual crude oil and natural gas price realizations may vary from these market indicators due to quality and location differentials, as well as the effect of pricing lags.

Market Indicators
----------------------------------------------------------------------
                              3Q 2007   2Q 2007  3Q 2007 vs.  3Q 2006
                                                   2Q 2007
----------------------------------------------------------------------
Dated Brent ($/bbl)             $74.87    $68.76       $6.11     69.49
----------------------------------------------------------------------
WTI ($/bbl)                      75.48     64.89       10.59     70.38
----------------------------------------------------------------------
ANS USWC ($/bbl)                 76.49     65.76       10.73     68.95
----------------------------------------------------------------------
Henry Hub first of month
 ($/mmbtu)                        6.16      7.55      (1.39)      6.58
----------------------------------------------------------------------
                                                        Source: Platts

    As previously communicated, third-quarter production on a barrel-of-oil equivalent (BOE) per day basis, including Syncrude and excluding LUKOIL, is anticipated to be approximately 180,000 BOE per day lower than the previous quarter. This reduction is primarily due to expropriation of the company's Venezuela oil projects, unplanned downtime in the United Kingdom as a result of damage and repairs on a third-party pipeline, and planned downtime in the Timor Sea and Alaska. Exploration expenses are expected to be approximately $240 million before-tax for the quarter.

    Refining and Marketing (R&M)

    The table below provides market indicators for regions where the company has significant refining operations. The Weighted U.S. 3:2:1 margin is based on the geographical location and capacity of ConocoPhillips' U.S. refineries. Realized refining margins may differ due to the company's specific locations, configurations, crude oil slates or operating conditions. The company's refining configuration generally yields somewhat higher distillate volumes and lower gasoline volumes than those implied by the market indicators shown below. In addition, marketing margins may differ significantly from the U.S. wholesale gasoline marketing indicator due to the product mix, distribution channel and location of the company's refined product sales.

Market Indicators ($/bbl)
----------------------------------------------------------------------
                              3Q 2007   2Q 2007  3Q 2007 vs.  3Q 2006
                                                   2Q 2007
----------------------------------------------------------------------
Refining Margins
----------------------------------------------------------------------
    East Coast WTI 3:2:1        $11.73    $22.57    $(10.84)    $10.54
----------------------------------------------------------------------
    Gulf Coast WTI 3:2:1         11.74     24.28     (12.54)     11.00
----------------------------------------------------------------------
    Mid-Continent WTI 3:2:1      20.92     31.26     (10.34)     17.75
----------------------------------------------------------------------
    West Coast ANS 3:2:1         16.22     34.32     (18.10)     21.70
----------------------------------------------------------------------
    Weighted U.S. 3:2:1          14.74     27.56     (12.82)     14.86
----------------------------------------------------------------------
    NW Europe Dated Brent
     3:1:2                       13.37     15.56      (2.19)     14.18
----------------------------------------------------------------------
WTI/Maya Differential
 (trading month)                 12.41      9.58        2.83     14.87
----------------------------------------------------------------------
WTI/Brent Differential
 (trading month)                  0.61    (3.87)        4.48      0.88
----------------------------------------------------------------------
U.S. Wholesale Gasoline
 Marketing                        0.66      2.09      (1.43)      5.75
----------------------------------------------------------------------
                              Source: Platts, Lundberg Survey and OPIS

    Worldwide refining margins for the third quarter are expected to be significantly lower than the second quarter, as indicated in the table above. The company's average crude oil refining capacity utilization rate for the third quarter is expected to be similar to the second quarter, including the impact of the economic shutdown of the Wilhelmshaven, Germany, refinery during a portion of the third quarter. Third-quarter turnaround costs are expected to be approximately $35 million before-tax.

    LUKOIL Investment

    The third-quarter results for the company's LUKOIL Investment segment are expected to be negatively impacted by approximately $85 million after-tax, reflecting the alignment of ConocoPhillips' estimate of second-quarter LUKOIL results to the actual results published by LUKOIL on September 12, 2007.

    Corporate and Other

    The net third-quarter benefit from the company's asset rationalization efforts is expected to be approximately $300 million after-tax.

    During the third quarter, Germany enacted legislation lowering income tax rates effective January 1, 2008. As a result, ConocoPhillips expects to recognize a third-quarter benefit of approximately $140 million in the R&M segment related to the revaluation of deferred taxes. In addition, Corporate segment results are expected to include approximately $50 million of deferred tax expense related to foreign currency impacts.

    The company also expects to recognize a net after-tax benefit of approximately $90 million in the E&P segment and net after-tax interest expense of $15 million in the Corporate segment related to the implementation of retroactive adjustments to compensation for crude oil quality differentials shipped in the Trans-Alaska Pipeline System.

    ConocoPhillips' debt balance is expected to be approximately $21.9 billion at the end of the third quarter. The company anticipates third-quarter purchases under the share repurchase program to be approximately $2.5 billion. The number of weighted-average diluted shares outstanding during the third quarter is expected to be approximately 1,645 million.

    CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    This update contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. The statements in this update are based on activity from operations for the first two months of the third quarter of 2007 and include estimated results for September and, as such, are preliminary and are estimates. All of the forward-looking data is therefore subject to change. Actual results, which will be reported in the company's earnings release for the third quarter of 2007 on October 24, 2007, may differ materially from the estimates given in this update.

    Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: ConocoPhillips